Exhibit 99.1

Mitesco, Inc. Updates Shareholders on Acquisitions, Data Center Target Sites and Executive Appointments

VERO BEACH, Fla., March 10, 2026 (GLOBE NEWSWIRE) — Mitesco, Inc. (OTC-QB: MITI) today announced that it has made a series of executive appointments as it positions itself for aggressive growth plans both within its native operations and through key acquisitions. It has also published a recent interview with Stuart Smith of SmallCap Voice (www.smallcapvoice.com) in which Mr. Brian Valania discusses Mitesco’s evolving strategy, including the development of the Centcore data center platform and the Company’s software initiatives under Vero Technology Ventures. Investors and shareholders are encouraged to view the interview for additional insight into the Company’s strategy and growth initiatives at: https://youtu.be/LvzZDqd-97o

With regard to its executive team, the Company announced that it has named Brian Valania to the Board of Directors, replacing Jim Clifton, who had previously asked to be replaced due to other time commitments. Mr. Valania will also assume the roles of CEO and CFO from Mack Leath, who will remain as Chairman of the Board of Directors.

Leath commented, “Brian has been a key part of the turnaround and growth team here at Mitesco,” said Mr. Leath, “and he certainly has demonstrated the commitment and energy to provide the needed leadership going forward. He has the full support of the Board and the Shareholders.”

The leadership transition comes at a time when Mitesco continues to advance its strategy of combining distributed data center infrastructure through its Centcore, LLC division with vertically focused cloud applications developed and supported through its Vero Technology Ventures, LLC subsidiary, including emerging platforms such as RoboAgent and Sportzfolio. Additionally, Mitesco has also announced plans to expand through acquisitions of both application software and data center technologies, while its Centcore, LLC subsidiary remains focused on developing a network of small-format data center locations designed to support distributed computing, enterprise cloud workloads, and internally developed software platforms that can operate within the Company’s current and target markets.

When asked about the nature and timing of any potential transactions, Mr. Valania said, “We have a team of professionals evaluating several potential transactions at this time, and the common thread is large, enterprise-level target markets, integration of the best artificial intelligence, and near-term revenue. All software under consideration will be exclusive to our own data centers, which should help us ensure a high level of performance and provide better-than-average gross margins.

“On the data center side, we have a target site located between Washington D.C. and New York City under consideration, as well as a specific location in the Middle East in the early stages of evaluation. In both cases, we believe there are key accounts that could use at least half the capacity, leaving attractive margins on the remaining bandwidth. Both sites embrace our belief that small-format data centers will be a better long-term solution than the larger ‘mega centers’ some are pursuing.”

About Mitesco, Inc.

Mitesco (OTC-QB: MITI) is a growth-oriented technology company focused on platforms that improve efficiency, access, and affordability. With deep experience in business transformation, the Company deploys capital toward both organic initiatives and strategic acquisitions that enhance shareholder value.

About Centcore, LLC

Centcore, a division of Mitesco, Inc., is the Company’s dedicated data center business unit. Centcore provides secure, scalable cloud services tailored to modern enterprise and public sector needs. Centcore is a trusted provider across industries, offering certified infrastructure and high-availability solutions.

For more information visit www.centcoreusa.com.

About Vero Technology Ventures, LLC

Vero Technology Ventures is Mitesco’s venture arm investing in productivity-driven cloud technologies designed for business and government applications. Areas of focus include infrastructure, process automation, analytics, and data center tooling. Entrepreneurs seeking capital and collaboration are invited to connect at info@mitescoinc.com.

Forward-Looking Statements

This press release contains forward-looking statements, including but not limited to statements related to expansion into new operations, data center development, and software acquisition initiatives. Words such as expects, anticipates, aims, projects, intends, plans, believes, estimates, seeks, assumes, may, should, could, would, foresees, forecasts, predicts, targets, commitments and similar expressions are intended to identify such forward-looking statements.

These forward-looking statements are based on the Company’s current plans, assumptions, beliefs, and expectations. Actual results may differ materially due to risks including financing availability, execution risk, litigation exposure, and other factors disclosed in the Company’s filings with the Securities and Exchange Commission, available at www.sec.gov.

Investor Contact:

Jimmy Caplan

jimmycaplan@me.com

(512) 329-9505

Company Contact:

Brian Valania

bvalania@centcoreusa.com

(610) 888-7509